PROMISSORY NOTE

$352,600,000.00                                                    June 25, 2001



     FOR VALUE RECEIVED, the undersigned, WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company ("BORROWER"), having an address at c/o WP Commercial, L.L.C., 26 Main Street, Chatham, New Jersey 07928, hereby unconditionally PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), having an address at 292 Long Ridge Road, Stamford, Connecticut 06927, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of up to Three Hundred Fifty-Two Million Six Hundred Thousand and No/100 Dollars ($352,600,000.00), or such lesser principal amount of the Loan (as defined in the Loan Agreement referred to below) as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) together with interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof, at the rate, and computed as, provided in the Loan Agreement.

     This Note is issued pursuant to that certain Loan Agreement dated as of even date herewith, between Borrower and Lender (the "LOAN AGREEMENT"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates set forth in the Loan Agreement. Interest on the outstanding principal balance shall be paid until such principal amount is paid in full at such interest rates, and at such times, as are specified in the Loan Agreement.

     If any payment on this Note becomes due and payable on a day which is not a Business Day and a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Business Day that is also a Eurodollar Business Day unless it would thereby fall in the next calendar month in which event the maturity thereof shall be the immediately preceding day that is a Business Day and Eurodollar Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of an Event of Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

     Except as otherwise provided in the Loan Agreement, the Lender's recourse shall be limited to the Collateral and no partners of Borrower or any of their Affiliates or their affiliated partnerships, partners, companies, officers, directors, shareholders or any other Person, disclosed or undisclosed, shall be personally liable for the repayment of any of the Obligations.

     This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, this Note has been duly executed by the Borrower as of the day and year first written above.

"BORROWER":

WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company

By:      Wellsford/Whitehall Properties II, L.L.C., a Delaware
         limited liability company, its managing member

         By:      Wellsford/Whitehall Group, L.L.C., a Delaware
                  limited liability company, its sole member

                  By: WP Commercial, L.L.C., a Delaware limited liability company, its manager


                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory